Exhibit 23 (a)




                         Consent of Independent Auditors


The Board of Directors
PepsiCo, Inc.

We consent to the use of our report dated February 7, 1995 on the consolidated financial statements and schedule of PepsiCo, Inc. and subsidiaries as of December 31, 1994 and December 25, 1993 and for each of the years in the three year period ended December 31, 1994 incorporated herein by reference in the Registration Statement on Form S-8 of PepsiCo, Inc. pertaining to the Restaurant Deferred Compensation Plan Obligations and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our report refers to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," and the change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994, and PepsiCo's adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No.109, "Accounting for Income Taxes" in 1992.

Further, we acknowledge our awareness of the use therein of our review reports dated May 2, 1995, July 25, 1995, and October 17, 1995 related to our review of interim financial information. Our review reports refer to PepsiCo, Inc.'s adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," and the change in the method of calculating the market-related value of pension plan assets used in the determination of pension expense in 1994, and PepsiCo's adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 109, "Accounting for Income Taxes" in 1992.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.



                                        /s/ KPMG PEAT MARWICK LLP


New York, New York
March 1, 1996